File pursuant to Rule 433(d)
Registration Statement No. 333-127352

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich
Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

Soundview 2006-2 All Loans 03/01/06 Scheduled Balances

Number Of Loans:	5,681
Total Outstanding Principal Balance:	810,099,827

			Minimum	Maximum
Average Outstanding Principal Balance (First Liens):	$158,752.46		$8,832.99	$926,910.44
Average Outstanding Principal Balance (Second Liens):	$48,713.02		$7,186.16	$199,791.78
Average Original Principal Balance:	$143,087.42		$7,200.00	$928,000.00
Average Outstanding Principal Balance:	$142,598.10		$7,186.16	$926,910.44

Weighted Average Current Loan Rate:	8.187%		5.250	16.125%

Arm Characteristics:
Weighted Average Gross Margin:	5.668%		2.250	13.750%
Weighted Average Maximum Loan Rate:	14.842%		10.680	21.750%
Weighted Average Minimum Loan Rate:	8.134%		5.310	14.750%
Weighted Average Initial Periodic Rate Cap:	2.757%		1.000	5.000%
Weighted Average Periodic Rate Cap:	1.277%		1.000	2.000%
Weighted Average Months To Roll:	23	months	1	58	months

Weighted Average Original Term:	350	months	60	360	months
Weighted Average Loan Age:	4	months	1	98	months
Weighted Average Remaining Term:	346	months	51	359	months
Weighted Average Original Ltv:	80.28%		9.84	100.00%
Weighted Average Credit Score:	617		485	810

First Pay Date:			Jan 18, 1998	Feb 08, 2006
Maturity Date:			Jun 01, 2010	Jan 08, 2036

Top Lien Position Concentrations ($):	94.98 % First Lien, 5.02 % Second Lien
Top Silent Second Concentrations ($):	77.00 % No Silent Second, 23.00 % Silent Second
Top Prepayment Penalty Concentrations ($):	58.10 % Y, 41.90 % N
Top Hybrid Concentrations ($):	78.66 % Y, 21.34 % N
Top Interest Only Concentrations ($):	85.26 % Not IO, 14.74 % IO
Top Balloon Flag Concentrations ($):	86.17 % Fully Amortizing, 13.83 % Balloon
Top Property State Concentrations ($):	14.80 % California, 14.70 % Florida, 7.67 % Texas
Maximum Zip Code Concentration ($):	0.25% 92562 (MURRIETA, CA)

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator:	Mortgage Loans	the Cutoff Date	the Cutoff Date
CENTEX	3,512	467,798,615.26	57.75
AAMES	1,132	190,245,876.64	23.48
NOVASTAR	830	140,946,992.65	17.40
MERITAGE	206	11,010,666.25	1.36
LONG BEACH MORTGAGE	1	97,676.69	0.01
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer:	Mortgage Loans	the Cutoff Date	the Cutoff Date
WELLS FARGO	5,681	810,099,827.49	100.00
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Fixed / ARM:	Mortgage Loans	the Cutoff Date	the Cutoff Date
ARM	3,781	638,988,373.80	78.88
Fixed Rate	1,900	171,111,453.69	21.12
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Principal Balance ($):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 100,000	2,579	159,559,542.07	19.70
100,001 - 125,000	620	69,634,984.78	8.60
125,001 - 150,000	496	68,306,915.04	8.43
150,001 - 175,000	387	62,703,142.18	7.74
175,001 - 200,000	313	58,661,073.02	7.24
200,001 - 225,000	249	53,051,004.29	6.55
225,001 - 250,000	231	54,821,593.52	6.77
250,001 - 275,000	158	41,383,427.08	5.11
275,001 - 300,000	129	37,168,161.98	4.59
300,001 - 350,000	197	63,944,708.19	7.89
350,001 - 400,000	141	52,822,986.11	6.52
400,001 - 450,000	79	33,428,052.31	4.13
450,001 - 500,000	50	23,743,174.92	2.93
500,001 - 600,000	36	19,483,925.74	2.41
600,001 - 700,000	9	5,800,308.42	0.72
700,001 - 926,910	7	5,586,827.84	0.69
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Term (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
60	2	76,085.00	0.01
96	1	118,122.81	0.01
120	35	2,223,734.21	0.27
144	1	16,602.24	0.00
180	621	34,784,365.75	4.29
181	1	49,258.73	0.01
204	2	115,011.88	0.01
228	1	177,602.00	0.02
240	168	10,957,767.52	1.35
246	1	80,292.88	0.01
300	19	1,258,361.42	0.16
336	1	102,879.26	0.01
360	4,828	760,139,743.79	93.83
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Loan Age (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
1 - 1	3	268,622.81	0.03
2 - 2	1,632	251,610,236.17	31.06
3 - 3	1,571	249,827,693.17	30.84
4 - 4	1,300	199,227,325.15	24.59
5 - 5	589	58,789,264.60	7.26
6 - 6	296	29,189,032.36	3.60
7 - 7	91	9,385,163.04	1.16
8 - 8	13	1,246,934.21	0.15
9 - 9	8	1,000,653.79	0.12
10 - 10	5	673,747.95	0.08
11 - 11	2	135,516.02	0.02
> 12	171	8,745,638.22	1.08
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Remaining Term (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
51 - 60	12	311,058.99	0.04
73 - 84	2	35,783.83	0.00
85 - 96	1	118,122.81	0.01
109 - 120	66	3,804,205.26	0.47
169 - 180	596	33,821,335.24	4.17
193 - 204	2	115,011.88	0.01
217 - 228	2	189,451.87	0.02
229 - 240	153	10,204,082.18	1.26
241 - 252	1	80,292.88	0.01
253 - 264	1	48,876.93	0.01
277 - 288	1	41,950.28	0.01
289 - 300	114	6,831,778.47	0.84
325 - 336	1	102,879.26	0.01
349 - 352	18	2,550,058.37	0.31
353 - 353	59	8,096,536.01	1.00
354 - 354	184	22,793,568.15	2.81
355 - 355	401	47,759,036.46	5.90
356 - 356	1,187	191,266,747.08	23.61
357 - 357	1,455	241,689,772.73	29.83
358 - 358	1,422	239,970,656.00	29.62
359 - 359	3	268,622.81	0.03
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property Type:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Single Family	4,692	655,818,948.48	80.96
Planned Unit Development	527	81,427,626.15	10.05
Condominium	260	34,752,966.61	4.29
Two-to-Four Family	150	28,616,204.37	3.53
Townhouse	52	9,484,081.88	1.17
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Occupancy Status:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Primary	5,426	776,646,621.95	95.87
Investor	219	26,949,121.05	3.33
Second Home	36	6,504,084.49	0.80
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Purpose:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Cash Out Refinance	3,384	503,530,963.39	62.16
Purchase	1,632	212,810,148.20	26.27
Rate/Term Refinance	665	93,758,715.90	11.57
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Loan-to-value Ratio (%):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 50.00	224	24,806,035.33	3.06
50.01 - 55.00	76	9,795,126.53	1.21
55.01 - 60.00	112	15,722,673.70	1.94
60.01 - 65.00	161	25,583,685.45	3.16
65.01 - 70.00	245	39,023,880.40	4.82
70.01 - 75.00	347	52,502,272.96	6.48
75.01 - 80.00	1,826	306,228,102.51	37.80
80.01 - 85.00	507	82,297,170.53	10.16
85.01 - 90.00	918	140,574,439.83	17.35
90.01 - 95.00	433	66,292,516.99	8.18
95.01 - 100.00	832	47,273,923.26	5.84
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Property State:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Alabama	8	834,498.64	0.10
Arizona	188	28,222,386.14	3.48
Arkansas	38	2,906,695.49	0.36
California	502	119,887,563.58	14.80
Colorado	83	10,109,398.89	1.25
Connecticut	65	10,926,059.89	1.35
Delaware	26	4,353,962.42	0.54
Florida	743	119,119,894.17	14.70
Georgia	242	28,915,911.24	3.57
Idaho	20	2,497,677.56	0.31
Illinois	65	10,336,279.73	1.28
Indiana	143	13,291,104.77	1.64
Iowa	31	2,550,261.40	0.31
Kansas	44	3,493,551.72	0.43
Kentucky	59	4,759,687.52	0.59
Louisiana	90	7,278,922.93	0.90
Maine	33	5,256,985.33	0.65
Maryland	153	34,208,989.90	4.22
Massachusetts	92	19,197,609.21	2.37
Michigan	235	25,577,880.33	3.16
Minnesota	56	8,145,092.47	1.01
Mississippi	34	2,531,792.21	0.31
Missouri	119	12,367,425.58	1.53
Montana	15	1,531,219.70	0.19
Nebraska	14	1,078,760.50	0.13
Nevada	82	15,991,733.44	1.97
New Hampshire	13	2,700,810.45	0.33
New Jersey	168	37,119,367.49	4.58
New Mexico	35	4,619,070.20	0.57
New York	206	40,625,994.88	5.01
North Carolina	170	21,122,129.89	2.61
Ohio	247	22,958,150.65	2.83
Oklahoma	66	5,380,290.76	0.66
Oregon	62	8,267,901.00	1.02
Pennsylvania	200	19,579,794.34	2.42
Rhode Island	21	3,230,214.95	0.40
South Carolina	101	10,314,650.33	1.27
South Dakota	2	163,008.46	0.02
Tennessee	106	11,168,914.49	1.38
Texas	669	62,112,781.51	7.67
Utah	28	2,689,795.67	0.33
Vermont	13	1,753,519.76	0.22
Virginia	209	37,642,284.79	4.65
Washington	104	15,362,133.60	1.90
West Virginia	21	1,911,333.66	0.24
Wisconsin	54	5,621,380.54	0.69
Wyoming	6	384,955.31	0.05
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Documentation Level:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Full Documentation	3,471	438,506,019.87	54.13
Stated Documentation	926	161,278,861.23	19.91
No Income Verification	645	107,619,832.68	13.28
Alternative Documentation	426	68,042,353.05	8.40
Limited Documentation	131	21,434,522.50	2.65
No Documentation	77	12,212,047.81	1.51
Lite Documentation	5	1,006,190.35	0.12
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Credit Score:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Not Available	3	115,310.24	0.01
476 - 500	18	2,602,940.36	0.32
501 - 525	409	54,687,217.61	6.75
526 - 550	478	63,333,198.05	7.82
551 - 575	375	53,040,270.32	6.55
576 - 600	558	74,644,523.82	9.21
601 - 625	1,391	195,687,885.25	24.16
626 - 650	1,119	166,554,952.29	20.56
651 - 675	687	99,803,019.31	12.32
676 - 700	353	54,817,955.76	6.77
701 - 725	139	22,443,066.08	2.77
726 - 750	76	11,379,386.53	1.40
751 - 775	46	7,195,123.50	0.89
776 - 800	28	3,595,679.29	0.44
801 - 810	1	199,299.08	0.02
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Current Loan Rate (%):	Mortgage Loans	the Cutoff Date	the Cutoff Date
5.250 - 6.000	73	16,966,392.60	2.09
6.001 - 7.000	757	159,387,320.15	19.68
7.001 - 8.000	1,557	263,147,025.65	32.48
8.001 - 9.000	1,189	180,288,405.81	22.26
9.001 - 10.000	961	108,206,095.77	13.36
10.001 - 11.000	643	57,012,154.27	7.04
11.001 - 12.000	272	15,050,470.48	1.86
12.001 - 13.000	126	6,167,534.17	0.76
13.001 - 14.000	65	2,701,762.18	0.33
14.001 - 15.000	17	606,304.19	0.07
15.001 - 16.000	20	547,388.62	0.07
16.001 - 16.125	1	18,973.60	0.00
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Maximum Loan Rate (%) (ARMs Only):	Mortgage Loans	the Cutoff Date	the Cutoff Date
10.680 - 11.000	4	696,921.24	0.11
11.001 - 12.000	45	9,646,097.88	1.51
12.001 - 13.000	174	37,809,294.65	5.92
13.001 - 14.000	746	154,506,053.54	24.18
14.001 - 15.000	975	180,137,884.23	28.19
15.001 - 16.000	837	137,398,080.41	21.50
16.001 - 17.000	575	75,141,651.99	11.76
17.001 - 18.000	342	37,938,922.13	5.94
18.001 - 19.000	61	4,406,553.77	0.69
19.001 - 20.000	10	693,026.03	0.11
20.001 - 21.000	10	462,382.06	0.07
21.001 - 21.750	2	151,505.87	0.02
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Minimum Loan Rate (%) (ARMs Only):	Mortgage Loans	the Cutoff Date	the Cutoff Date
5.310 - 6.000	40	9,328,638.63	1.46
6.001 - 7.000	602	128,397,845.54	20.09
7.001 - 8.000	1,075	203,714,298.09	31.88
8.001 - 9.000	929	156,337,959.84	24.47
9.001 - 10.000	658	91,018,536.09	14.24
10.001 - 11.000	379	42,993,817.52	6.73
11.001 - 12.000	75	5,812,563.56	0.91
12.001 - 13.000	11	770,826.60	0.12
13.001 - 14.000	10	462,382.06	0.07
14.001 - 14.750	2	151,505.87	0.02
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Gross Margin (%) (ARMs Only):	Mortgage Loans	the Cutoff Date	the Cutoff Date
2.250 - 3.000	7	1,196,098.88	0.19
3.001 - 4.000	144	32,411,699.36	5.07
4.001 - 5.000	677	132,536,369.39	20.74
5.001 - 6.000	1,538	274,284,880.27	42.92
6.001 - 7.000	903	140,535,153.02	21.99
7.001 - 8.000	322	39,978,176.32	6.26
8.001 - 9.000	130	14,860,350.70	2.33
9.001 - 10.000	10	635,700.53	0.10
10.001 - 11.000	31	1,575,493.63	0.25
11.001 - 12.000	7	360,563.77	0.06
12.001 - 13.000	10	462,382.06	0.07
13.001 - 13.750	2	151,505.87	0.02
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Rate Change Date (ARMs On	Mortgage Loans	the Cutoff Date	the Cutoff Date
04/01/06 - 04/30/06	1	129,286.19	0.02
05/01/06 - 05/31/06	3	916,579.58	0.14
06/01/06 - 06/30/06	2	521,960.23	0.08
08/01/06 - 08/31/06	1	48,876.93	0.01
09/01/06 - 09/30/06	1	115,371.76	0.02
04/01/07 - 04/30/07	1	97,676.69	0.02
05/01/07 - 05/31/07	5	673,747.95	0.11
06/01/07 - 06/30/07	7	880,990.56	0.14
07/01/07 - 07/31/07	2	286,295.28	0.04
08/01/07 - 08/31/07	43	6,161,783.22	0.96
09/01/07 - 09/30/07	70	9,685,418.98	1.52
10/01/07 - 10/31/07	270	44,585,537.85	6.98
11/01/07 - 11/30/07	855	140,911,448.86	22.05
12/01/07 - 12/31/07	958	168,117,721.68	26.31
01/01/08 - 01/31/08	1,111	192,035,316.56	30.05
07/01/08 - 07/31/08	1	195,999.66	0.03
08/01/08 - 08/31/08	31	4,367,558.61	0.68
09/01/08 - 09/30/08	29	3,926,511.55	0.61
10/01/08 - 10/31/08	38	6,505,321.11	1.02
11/01/08 - 11/30/08	125	20,289,294.15	3.18
12/01/08 - 12/31/08	95	16,660,345.88	2.61
01/01/09 - 01/31/09	65	9,172,071.86	1.44
11/01/10 - 11/30/10	6	1,135,666.51	0.18
12/01/10 - 12/31/10	7	1,335,353.04	0.21
01/01/11 - 01/31/11	54	10,232,239.11	1.60
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Initial Periodic Rate Cap (%) (ARMs Only):	Mortgage Loans	the Cutoff Date	the Cutoff Date
1.000	1	48,876.93	0.01
1.500	89	12,923,676.78	2.02
2.000	868	158,757,121.30	24.85
2.950	1	235,444.34	0.04
3.000	2,762	455,429,942.44	71.27
5.000	60	11,593,312.01	1.81
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Periodic Rate Cap (%) (ARMs Only):	Mortgage Loans	the Cutoff Date	the Cutoff Date
1.000	1,548	286,915,912.66	44.90
1.500	2,222	350,359,497.68	54.83
2.000	11	1,712,963.46	0.27
Total	3,781	638,988,373.80	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Product:	Mortgage Loans	the Cutoff Date	the Cutoff Date
2/13 6 MO LIBOR	1	78,175.18	0.01
2/13 6 MO LIBOR Balloon	75	4,953,531.53	0.61
2/28 6 MO LIBOR	2,557	392,323,740.38	48.43
2/28 6 MO LIBOR 40/30 Balloon	302	69,625,666.36	8.59
2/28 6 MO LIBOR IO	387	96,454,824.18	11.91
3/27 6 MO LIBOR	257	38,086,345.53	4.70
3/27 6 MO LIBOR 40/30 Balloon	26	4,776,314.22	0.59
3/27 6 MO LIBOR IO	101	18,254,443.07	2.25
5/1 YR LIBOR	6	1,030,870.79	0.13
5/25 6 MO LIBOR	33	4,996,162.95	0.62
5/25 6 MO LIBOR 40/30 Balloon	20	5,133,626.69	0.63
5/25 6 MO LIBOR IO	8	1,542,598.23	0.19
6 MO LIBOR	8	1,732,074.69	0.21
Fixed Rate	1,452	140,397,974.43	17.33
Fixed Rate 20/15 Balloon	1	34,778.51	0.00
Fixed Rate 30/15 Balloon	386	19,143,168.21	2.36
Fixed Rate 40/15 Balloon	18	1,111,567.49	0.14
Fixed Rate 40/30 Balloon	29	7,298,471.82	0.90
Fixed Rate IO	14	3,125,493.23	0.39
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Delinquency Status:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Current	5,647	805,786,265.23	99.47
Delq: 30 Days	34	4,313,562.26	0.53
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Interest Only Term (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	5,171	690,722,468.78	85.26
24	7	1,473,031.40	0.18
36	7	1,065,600.01	0.13
60	494	116,193,852.84	14.34
120	2	644,874.46	0.08
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Original Prepayment Term (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
0	2,489	339,449,469.55	41.90
12	144	24,968,680.14	3.08
24	1,200	180,030,561.46	22.22
36	1,848	265,651,116.34	32.79
Total	5,681	810,099,827.49	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Lien Position:	Mortgage Loans	the Cutoff Date	the Cutoff Date
First Lien	4,847	769,473,167.30	94.98
Second Lien	834	40,626,660.19	5.02
Total	5,681	810,099,827.49	100.00